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                                                                      EXHIBIT 23









                         CONSENT OF INDEPENDENT AUDITORS




To the Board of Directors and Stockholders
Lumenon Innovative Lightwave Technology, Inc.



We consent to the incorporation by reference in the registration statements (No. 333-81508 and No. 333-73024) on Form S-3 and (No. 333-74148, No. 333-74150, No.
333-74152, No. 333-67950 and No. 333-31642) on Form S-8 of Lumenon Innovative Lightwave Technology, Inc. (the "Corporation") of our report dated August 9, 2002, except as to note 14 which is at August 14, 2002, with respect to the consolidated balance sheets of the Corporation as of June 30, 2002 and 2001 and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended June 30, 2002, 2001 and 2000 and the period from inception (March 2, 1998) to June 30, 2002 which report appears in the June 30, 2002 annual report on Form 10-K/A of the Corporation.




/s/ KPMG LLP

Chartered Accountants

Montreal, Canada
October 28, 2002